Exhibit 99.1

PRESS RELEASE

NII Holdings, Inc.
 10700 Parkridge Blvd., Suite 600
Reston, Va. 20191
(703) 390-5100
http://www.nii.com

Contacts:

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com

For Immediate Release

NII HOLDINGS ANNOUNCES STRONG PERFORMANCE FOR
THE SECOND QUARTER OF 2004 AND RAISES FULL YEAR 2004
GUIDANCE

•	Subscriber additions of 111,200, a 163% increase over second quarter 2003 – resulting in quarter end subscribers over 1.66 million

•	Consolidated operating revenues of $304 million, a 35% increase over the second quarter of 2003

•	Consolidated operating income before depreciation and amortization (OIBDA) of $81 million, a 29% increase over the second quarter of 2003

•	Quarter end consolidated cash and short-term investments of $401 million

•	Launched International Direct ConnectSMin all markets

•	Raising full year 2004 guidance for net subscriber additions by 40% to 400,000 and full year 2004 OIBDA guidance to $330 million

RESTON, Va. – July 22, 2004 – NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the second quarter of 2004. The Company reported consolidated operating revenues of $304 million, a 35% increase as compared to the second quarter of 2003, and consolidated operating income before depreciation and amortization (OIBDA) of $81 million, a 29% increase compared to the same period last year. The Company added about 111,200 net subscribers to its network during the quarter, an increase of 163% over the second quarter of 2003, resulting in approximately 1.66 million subscribers as of June 30, 2004. The Company generated consolidated operating income of $51 million during the quarter, a 19% increase over the second quarter of 2003. The Company reported consolidated net income of $25 million, or $0.36 per basic share. The Company ended the second quarter of 2004 with $401 million in consolidated cash, cash equivalents and short-term investments.

“During the first half of the year, we have significantly accelerated the growth in our business while remaining true to our focus on profitability,” said Steve Shindler, NII Holdings’ Chairman and CEO. “Our differentiated wireless service and customer-focused approach have allowed us to attract and retain a growing base of high quality post-paid subscribers, generate strong cash flow, and position us to deliver long-term value to all of our stakeholders.”

NII Holdings’ average monthly revenue per subscriber (ARPU) was approximately $56 for the quarter, up from $53 for the same period last year. The Company also announced its tenth consecutive quarter of churn reduction, reporting average consolidated churn of 1.8% in the quarter, a 70 basis point improvement from the 2.5% churn level reported in the second quarter of 2003.

During the second quarter, the Company launched its International Direct Connect(SM) (IDC) service in each of its markets in cooperation with Nextel Communications, Nextel Partners, Telus Mobility in Canada and Motorola. Using International Direct Connect, the Company’s subscribers can communicate instantly across national borders with other NII Holdings subscribers in Mexico, Argentina, Brazil and Peru and with over 15 million combined Nextel Communications and Nextel Partners subscribers in the U.S. The Company also expects that its customers will have the ability to Direct Connect with Telus Mobility subscribers in Canada beginning in the fourth quarter of 2004.

“International Direct Connect, an industry first, further differentiates NII Holdings in the market by offering the convenience of communicating across borders at the touch of a button,” said Steve Shindler. “The launch of International Direct Connect, the fruit of a shared commitment and a high degree of cooperation among the partners who have joined forces to develop, test and release the service, is the natural progression of our continuous commitment to deliver the most efficient communications solution to our customers. With IDC, NII Holdings customers will have access to an enhanced communications tool that provides them with instant access across national borders in Latin America and to the vast majority of the over 15 million iDEN subscribers in the United States and Canada.

The Company ended the quarter with approximately $640 million in long-term debt, which includes $480 million in convertible notes, $53 million in vendor debt and $107 million in tower financing obligations. With quarter-end consolidated cash, cash equivalents and short term investments balance of $401 million, the Company’s net debt at the end of the quarter was $239 million, resulting in a net debt to 2004 operating income before depreciation and amortization guidance of about 0.7 times. On July 12, 2004, subsequent to the second quarter, the Company retired the remaining $53 million balance of its senior secured credit facility. “With the retirement of this credit facility, NII Holdings continues to strengthen the quality of its balance sheet by improving operational flexibility and reducing exposure to foreign exchange risks,” said Byron Siliezar, Vice President and CFO.

Consolidated capital expenditures, including capitalized interest, were $51 million during the second quarter of 2004.

Raising 2004 Guidance

Because of the positive sales trends in the business through the first half of the year, NII Holdings is raising its net subscriber additions guidance for 2004 from 285,000 to 400,000, a 40% increase over its previous guidance. Despite the 40% increase in subscriber growth and weaker local currency, the Company is also raising its 2004 OIBDA guidance for the full year to $330 million. This guidance is forward looking and is based upon management’s current beliefs, as well as a number of assumptions concerning future events and, as such, should be taken in the context of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including NII’s annual report on Form 10-K for the year ended December 31, 2003 and its subsequent quarterly report on Form 10-Q for the quarter ended March 31, 2004.

In addition to the results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated [operating income before depreciation and amortization, ARPU, adjusted net income, net debt and cost per gross add (CPGA)], which are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s first quarter results, visit the investor relations link at <http://www.nii.com>.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Argentina, Brazil, Mexico and Peru, offering a fully integrated wireless communications tool with digital cellular service, text/numeric paging, wireless Internet access and International Direct ConnectSM , an extension of Direct ConnectSM, a radio feature that allows Nextel subscribers to communicate instantly and across national borders. NII Holdings, Inc. trades on the NASDAQ market under the symbol NIHD. Visit the Company’s website at <http://www.nii.com>.

Nextel, the Nextel logo, Nextel Online, Nextel Business Networks and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from NII Holdings’ actual future experience involving any one or more of such matters and subject areas. NII Holdings has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from NII Holdings’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, timely development and delivery of new technologies, competitive conditions, market acceptance of our services, access to sufficient capital to meet operating and financing needs and those that are described from time to time in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and other reports filed from time to time with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2004 AND 2003
(in millions, except per share amounts, and unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating revenues
Service and other revenues	$555	$409	$289	$215
Digital handset and accessory revenues	26	20	15	11

	581	429	304	226

Operating expenses
Cost of service (exclusive of depreciation included below)	146	100	79	54
Cost of digital handset and accessory sales	92	59	51	31
Selling, general and administrative	179	150	93	78
Depreciation	39	19	20	10
Amortization	20	19	10	10

	476	347	253	183

Operating income	105	82	51	43

Other income (expense)
Interest expense	(27)	(31)	(11)	(17)
Interest income	6	5	4	3
Loss on early extinguishment of debt, net	(79)	—	—	—
Foreign currency transaction (losses) gains, net	(1)	15	(4)	26
Other income (expense), net	1	(7)	2	(5)

	(100)	(18)	(9)	7

Income before income tax provision	5	64	42	50
Income tax provision	(20)	(13)	(17)	(8)

Net (loss) income	$(15)	$51	$25	$42

Net (loss) income per common share, basic	$(0.22)	$0.84	$0.36	$0.68

Net (loss) income per common share, diluted	$(0.22)	$0.80	$0.34	$0.65

Weighted average number of common shares outstanding, basic	69	61	70	61

Weighted average number of common shares outstanding, diluted	69	64	79	64

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30,	December 31,
	2004	2003
	(unaudited)
Cash, cash equivalents and short-term investments	$401	$405
Accounts receivable, less allowance for doubtful accounts of $8 and $9	129	121
Property, plant and equipment, net	424	369
Intangible assets, net	175	194
Total assets	1,311	1,234
Long-term debt, including current portion	642	537
Total liabilities	1,001	905
Stockholders’ equity	310	329

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2004 AND 2003
(UNAUDITED)

NII Holdings, Inc.

(subscribers in thousands)

	Three Months Ended
	June 30,
	2004	2003
Total digital subscribers (as of June 30)	1,664	1,328
Net subscriber additions	111	42
Churn (%)	1.8%	2.5%
Average monthly revenue per handset/unit in service (ARPU) (1)	$56	$53
Cost per gross add (CPGA) (1)	$339	$315

Nextel Mexico

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating revenues Service and other revenues	$349	$256	$181	$133
Digital handset and accessory revenues	10	9	5	6

	359	265	186	139

Operating expenses Cost of service	62	47	32	24
Cost of digital handset and accessory sales	48	34	26	18
Selling, general and administrative	96	77	50	40
Depreciation and amortization	45	34	23	18

	251	192	131	100

Operating income	$108	$73	$55	$39

Total digital subscribers (as of June 30)			753	581
Net subscriber additions			50	28
Churn (%)			1.7%	2.2%
ARPU (1)			$78	$78
CPGA (1)			$463	$423

Nextel Brazil

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating revenues Service and other revenues	$84	$64	$43	$33
Digital handset and accessory revenues	8	5	6	2

	92	69	49	35

Operating expenses Cost of service	38	25	21	14
Cost of digital handset and accessory sales	24	11	15	5
Selling, general and administrative	22	27	9	14
Depreciation and amortization	6	2	3	1

	90	65	48	34

Operating income	$2	$4	$1	$1

Total digital subscribers (as of June 30)			424	369
Net subscriber additions (deactivations)			24	(5)
Churn (%)			2.3%	3.8%
ARPU (1)			$33	$28
CPGA (1)			$254	$176

Nextel Argentina

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating revenues Service and other revenues	$76	$44	$41	$26
Digital handset and accessory revenues	7	5	4	3

	83	49	45	29

Operating expenses Cost of service	27	12	16	9
Cost of digital handset and accessory sales	14	7	8	4
Selling, general and administrative	22	16	11	9
Depreciation and amortization	4	2	2	1

	67	37	37	23

Operating income	$16	$12	$8	$6

Total digital subscribers (as of June 30)			322	238
Net subscriber additions			26	15
Churn (%)			1.1%	1.2%
ARPU (1)			$40	$35
CPGA (1)			$187	$164

Nextel Peru

(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating revenues Service and other revenues	$45	$45	$23	$23
Digital handset and accessory revenues	1	1	—	—

	46	46	23	23

Operating expenses Cost of service	17	16	8	8
Cost of digital handset and accessory sales	7	6	4	3
Selling, general and administrative	14	13	7	7
Depreciation and amortization	3	2	2	1

	41	37	21	19

Operating income	$5	$9	$2	$4

Total digital subscribers (as of June 30)			165	140
Net subscriber additions			11	4
Churn (%)			2.2%	2.4%
ARPU (1)			$46	$53
CPGA (1)			$249	$331

(1)	For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Six and Three Months Ended June 30, 2004 and 2003” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2004 AND 2003
(UNAUDITED)

Operating Income Before Depreciation and Amortization

Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Consolidated operating income	$105	$82	$51	$43
Consolidated depreciation	39	19	20	10
Consolidated amortization	20	19	10	10

Consolidated operating income before depreciation and amortization	$164	$120	$81	$63

NII Holdings, Inc.

Guidance
Estimate
For the Year Ended
December 31,
2004
Consolidated operating income	$207
Consolidated depreciation	83
Consolidated amortization	40

Consolidated operating income before depreciation and amortization	$330

Average Monthly Revenue Per Handset/Unit in Service (ARPU)

Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, service and repair, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Three Months Ended
	June 30,
	2004	2003
Consolidated service and other revenues	$289	$215
Less: consolidated analog revenues	(3)	(2)
Less: consolidated other revenues	(22)	(6)

Total consolidated subscriber revenues	$264	$207

ARPU calculated with subscriber revenues	$56	$53

ARPU calculated with service and other revenues	$61	$56

Nextel Mexico

	Three Months Ended
	June 30,
	2004	2003
Consolidated service and other revenues	$181	$133
Less: consolidated analog revenues	(1)	(1)
Less: consolidated other revenues	(13)	(2)

Total consolidated subscriber revenues	$167	$130

ARPU calculated with subscriber revenues	$78	$78

ARPU calculated with service and other revenues	$85	$80

Nextel Brazil

	Three Months Ended
	June 30,
	2004	2003
Consolidated service and other revenues	$43	$33
Less: consolidated analog revenues	—	(1)
Less: consolidated other revenues	(3)	(1)

Total consolidated subscriber revenues	$40	$31

ARPU calculated with subscriber revenues	$33	$28

ARPU calculated with service and other revenues	$35	$29

Nextel Argentina

	Three Months Ended
	June 30,
	2004	2003
Consolidated service and other revenues	$41	$26
Less: consolidated other revenues	(5)	(3)

Total consolidated subscriber revenues	$36	$23

ARPU calculated with subscriber revenues	$40	$35

ARPU calculated with service and other revenues	$46	$38

Nextel Peru

	Three Months Ended
	June 30,
	2004	2003
Consolidated service and other revenues	$23	$23
Less: consolidated other revenues	(2)	(1)

Total consolidated subscriber revenues	$21	$22

ARPU calculated with subscriber revenues	$46	$53

ARPU calculated with service and other revenues	$49	$56

Cost per Gross Add (CPGA)

Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Three Months Ended
	June 30,
	2004	2003
Consolidated digital handset and accessory revenues	$15	$11
Less: consolidated cost of handset and accessory sales	51	31

Consolidated handset subsidy costs	36	20
Consolidated selling and marketing	40	29

Costs per statement of operations	76	49
Less: consolidated costs unrelated to initial customer acquisition	(10)	(5)

Customer acquisition costs	$66	$44

Cost per Gross Add	$339	$315

Nextel Mexico

	Three Months Ended
	June 30,
	2004	2003
Consolidated digital handset and accessory revenues	$5	$6
Less: consolidated cost of handset and accessory sales	26	18

Consolidated handset subsidy costs	21	12
Consolidated selling and marketing	25	19

Costs per statement of operations	46	31
Less: consolidated costs unrelated to initial customer acquisition	(6)	(3)

Customer acquisition costs	$40	$28

Cost per Gross Add	$463	$423

Nextel Brazil

	Three Months Ended
	June 30,
	2004	2003
Consolidated digital handset and accessory revenues	$6	$2
Less: consolidated cost of handset and accessory sales	15	5

Consolidated handset subsidy costs	9	3
Consolidated selling and marketing	7	4

Costs per statement of operations	16	7
Less: consolidated costs unrelated to initial customer acquisition	(3)	(1)

Customer acquisition costs	$13	$6

Cost per Gross Add	$254	$176

Nextel Argentina

	Three Months Ended
	June 30,
	2004	2003
Consolidated digital handset and accessory revenues	$4	$3
Less: consolidated cost of handset and accessory sales	8	4

Consolidated handset subsidy costs	4	1
Consolidated selling and marketing	4	3

Costs per statement of operation	8	4
Less: consolidated costs unrelated to initial customer acquisition	(1)	—

Customer acquisition costs	$7	$4

Cost per Gross Add	$187	$164

Nextel Peru

	Three Months Ended
	June 30,
	2004	2003
Consolidated digital handset and accessory revenues	$—	$—
Less: consolidated cost of handset and accessory sales	4	3

Consolidated handset subsidy costs	4	3
Consolidated selling and marketing	2	2

Costs per statement of operations	6	5
Less: consolidated costs unrelated to initial customer acquisition	(1)	—

Customer acquisition costs	$5	$5

Cost per Gross Add	$249	$331

Net Debt

Net debt represents total long-term debt less cash, cash equivalents and short-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of June 30, 2004 can be calculated as follows (in millions):

Total long-term debt	$640
Less: cash, cash equivalents and short-term investments	401

Net debt	$239

Net debt to consolidated OIBDA guidance and net debt to consolidated operating income guidance for the year ended December 31, 2004 are as follows:

Net debt to consolidated operating income before depreciation and amortization guidance	0.7

Net debt to consolidated operating income guidance	1.2